UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

AMERICAN EAGLE MANUFACTURING CO.,

(Exact name of Registrant as specified in its charter)

Commission file number 00-27323

Nevada	88-0429812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2052 Corte Del Nogal Carlsbad, California	92009
(Address of principal executive offices)	(Zip code)

(760) 804-1789

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on Form 8-K filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 27, 2004 (the “Original Filing”), effective October 21, 2004, the Registrant entered into a Share Exchange Agreement with Intercommunity Financing Corp. d/b/a No Borders, a California corporation (“No Borders”); Raul Hinojosa-Ojeda (“Ojeda”); and Robert M. Rosenfeld (“Rosenfeld,” collectively with Ojeda the “No Borders Shareholders”) (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Registrant acquired one hundred percent of the issued and outstanding common stock of No Borders (the “Shares”). In consideration for the Shares, the Registrant issued 40,000,000 shares of its restricted common stock to the No Borders Shareholders representing approximately 90% of the issued and outstanding shares of the Registrant’s common stock after giving effect to the Share Exchange Agreement. The Registrant and the No Borders Shareholders delivered the consideration required under the Share Exchange Agreement on October 28, 2004.

Bad Toys Holdings, Inc., a Nevada corporation, previously controlled the Registrant, however, after giving effect to the Share Exchange Agreement, Bad Toys Holdings, Inc. owns approximately 7% of the outstanding shares of the Registrant’s common stock.

This Current Report on Form 8-K/A amends the Original Filing to include a copy of the Share Exchange Agreement, dated October 21, 2004, between the Registrant, No Borders and the No Borders Shareholders, which is being filed herewith as Exhibit 99.1. The Exhibits and Schedules to the Share Exchange Agreement have been omitted as neither have been completed as of the date of this report. This Current Report on Form 8-K/A also amends the Original Filing to clarify the identity of all of the signatories to the Share Exchange Agreement; and, to report that the parties to the Share Exchange Agreement have delivered the stock certificates as required by the Share Exchange Agreement.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure made in response to Item 2.01 is hereby incorporated herein by reference.

As described in Item 2.01, pursuant to the Share Exchange Agreement, the Registrant issued 40,000,000 shares of its restricted common stock to the No Borders Shareholders. The Registrant issued shares of its common stock to the No Borders Shareholders in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated under the Securities Act of 1933. The Registrant made no solicitation in connection with the transactions other than communications with the No Borders Shareholders. The Registrant obtained representations from the No Borders Shareholders regarding the No Borders Shareholders’ investment intent, experience, sophistication and status as an accredited investor, as defined in Rule 501(a) of the Securities Act of 1933. The common stock will be issued with a restricted securities legend. No underwriting discounts or commissions were paid in conjunction with the issuance of the common stock.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The disclosure made in response to Item 2.01 is hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this report. The Registrant will file the required financial statements within 71 days of the filing date of the Original Filing.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report. The Registrant will file the required pro forma financial information within 71 days of the filing date of the Original Filing.

(c)	Exhibits.

*99.1 Share Exchange Agreement by and between American Eagle Manufacturing Company; Intercommunity Financing Corp. d/b/a No Borders; Raul Hinojosa-Ojeda; and Robert M. Rosenfeld dated as of October 21, 2004.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Eagle Manufacturing Company (Registrant)

Date: November 1, 2004	By:	/s/ Larry N. Lunan
Chief Executive Officer